EXHIBIT 99.2

Midland States Bancorp, Inc. NASDAQ: MSBI Second Quarter 2017 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements express management’s current expectations, forecasts of future events or long - term goals, and may be based upon beliefs, expectations and assumptions of Midland’s management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predict, could cause actual results to differ materially from those in its forward - looking statements. These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements. Additional information concerning Midland and its respective businesses, including additional factors that could materially affect Midland’s financial results, are included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures . This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”) . These non - GAAP financial measures include “Adjusted Return on Average Assets,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Diluted Earnings Per Share,” “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Yields on Loans Excluding Accretion Income,” “Net Interest Margin Excluding Accretion Income,” and “Tangible Book Value Per Share . ” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability . These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures . Because not all companies use the same calculation of these measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies . Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation .

Second Quarter 2017 Summary 3 2Q17 Earnings Strong Growth in Wealth Management Centrue Acquisition Continued Loan Growth Closed on June 9, 2017 Net income of $3.5 million, or $0.20 diluted EPS • Integration and acquisition expenses of $7.5 million, or $0.31 per diluted share • MSR impairment of $1.7 million, or $0.07 per diluted share 15% annualized organic loan growth through first half of 2017 Wealth Management revenue increased 19% from prior quarter Strong EPS Accretion Centrue expected to be 8 - 9% accretive to EPS

• Net interest income increased 7.1% from 1Q17 primarily due to higher interest income on loans due to organic loan growth and partial quarter contribution of Centrue • Net interest margin, excluding accretion income, increased by 5 basis points, due to higher average yields on both loans and investments Net Interest Income/Margin NIM / NIM Excl. Accretion Income 4 Net Interest Income (in millions) $5.9 $2.6 $4.4 $1.9 $4.9 4.20% 4.00% 3.70% 3.87% 3.70% 3.52% 3.66% 3.42% 3.52% 3.57% 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 NIM NIM Excl. Accretion Income $28.0 $27.3 $26.0 $27.5 $29.4 $23.1 $24.7 $23.8 $24.8 $28.1 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Accretion Income NII Excl. Accretion Income $ 2.2 $4.9 $2.6 $2.7 $1.3

Non - Interest Income 5 • Fee generating businesses drive 32% of total revenue in 2Q17 • $1.7 million in MSR impairments • Growth in wealth management offset by lower commercial FHA and residential mortgage banking revenue Non - Interest Income (in millions) $14.0 $14.9 $30.5 $16.3 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Commercial FHA Residential Mortgage Wealth Management Gain on Sale of CMOs All other, net $13.6

Non-Interest Expense and Operating Efficiency



Non-Interest Expense and Efficiency Ratio[1]
(Non-interest expense in millions)
$30.9
$28.7
$34.1
$30.8
$37.6
[VALU
67%
65%
66%
67%
2Q 2016
3Q 2016
4Q 2016
1Q 2017
2Q 2017
Non-Interest Expense
Efficiency Ratio

- Efficiency Ratio[1] increased to 67% in 2Q17 vs. 66% in 1Q17
- Integration and acquisition related expenses
  - $7.5 million in 2Q17
  - $1.3 million in 1Q17
- Excluding these charges in both quarters, noninterest expense increased 2.2% on a linked-quarter basis
- Increase entirely attributable to addition of Centrue operations
- Operational Excellence initiative resulting in good expense management

[1] Efficiency Ratio represents non-interest expenses, as adjusted, divided by the sum of fully taxable equivalent net interest income plus non-interest income, as adjusted. Non-interest expense adjustments exclude expense from the payoff of subordinated debt, net expense from the loss share termination agreement, branch network optimization plan charges and integration and acquisition expenses. Non-interest income adjustments exclude mortgage servicing rights impairment / recapture, FDIC loss sharing expense, accretion / amortization of the FDIC indemnification asset, gains or losses from the sale of investment securities, other-than-temporary impairment on investment securities and reversal of a contingent consideration accrual.

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Loan Portfolio Total Loans 7 • Total loans at quarter end increased by $729 million in 2Q17 vs. 1Q17 • $688 million of the increase was due to Centrue acquisition (preliminary credit mark of 1.6%) • $41 million of organic growth, most notably in residential mortgage portfolio Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) 2Q 2017 1Q 2017 2Q 2016 Commercial $ 571 $ 475 $ 489 Commercial real estate 1,471 997 929 Construction and land development 176 171 181 Residential real estate 428 277 179 Consumer 336 337 205 Lease financing 202 197 177 Total $ 3,184 $ 2,455 $ 2,161 $2,161 $2,313 $2,320 $2,455 $3,184 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017

Total Deposits Total Deposits 8 • Total deposits at quarter end increased by $806 million in 2Q17 vs. 1Q17 • $742 million of increase was due to Centrue acquisition • $253 million increase in noninterest - bearing demand deposits Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) 2Q 2017 1Q 2017 2Q 2016 Noninterest - bearing demand $ 781 $ 528 $ 529 Checking 842 751 627 Money market 578 415 375 Savings 292 170 165 Time 526 395 431 Brokered 315 269 228 Total deposits $ 3,333 $ 2,527 $ 2,354 $2,355 $2,420 $2,404 $2,527 $3,333 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017

Asset Quality NCO / Average Loans 9 • Non - performing loans decreased by $1.3 million from 1Q17 • Net charge - offs totaled $0.8 million in 2Q17, or 13 bps of average loans • Provision for loan losses of $0.5 million in 2Q17 • ALL + credit marks/total loans of 0.98% at June 30, 2017 Non - performing Loans / Total Loans (Total Loans as of quarter - end) 0.85% 1.29% 1.36% 1.18% 0.87% 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 0.09% 0.11% 0.54% 0.10% 0.13% 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017

$7.8 $3.8 $3.9 $6.4 $4.5 [VALUE] ($0.5) ($0.2) $0.3 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Gain Servicing ($0.3) $281 $73 $159 $217 $152 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Loan Rate Locks • Commercial FHA origination and servicing business focused on multifamily and healthcare facilities • Long - term replacement reserve deposits for maintenance/capex of properties and escrow deposits are low - cost sources of funds • Originated $152 million in rate lock commitments in 2Q17 • $851 thousand MSR impairment mainly due to one large payoff in servicing portfolio • Average deposits related to servicing were $304 million in 2Q17, up 14% over prior year Business Unit Review - Love Funding Commercial FHA Revenue Mix 10 Loan Rate Locks (in millions) (in millions) $8.5 $3.3 $3.7 $6.7 $4.2

Business Unit Review - Residential Mortgage Purchase / Refinance Mix 11 • Residential mortgage loan origination and servicing • Strong quarter of total residential mortgage loan production (portfolio and originated for sale) • $78 million in mortgage rate locks on loans originated for sale • $801 thousand in MSR impairment, largely from rate movements Net Gain on Sale (in millions) 56% 70% 62% 63% 77% 23% 37% 38% 30% 44% $3.6 $4.8 $2.4 $2.2 $2.5 $105 $145 $89 $77 $78 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Net Gain on Sale Mortgage Locks 77% 59% 59% 73% 89% 23% 41% 41% 27% 11% 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 Purchase Production Refinance Production

$32.8 $22.1 $29.1 $22.4 $23.2 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 New Originations Business Unit Review - Heartland Business Credit 12 • Equipment leasing sourced from a network of equipment manufacturers and brokers • $23 million in originations • Attractive yields – average rate (ex. accretion) on lease finance portfolio was 5.34% • 14% portfolio growth vs. 2Q16 New Originations (in millions) $115 $144 $192 $202 12/31/2014 * 12/31/2015 12/31/2016 6/30/2017 Lease Finance Portfolio Lease Finance Portfolio * Date of acquisition (in millions) 25% CAGR

$1.87 $1.94 $2.50 $2.87 $3.41 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 $1,198 $1,235 $1,658 $1,869 $1,930 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 • Wealth Management group offers Trust and Estate services, Investment Management, Financial Planning and Employer Sponsored Retirement Plans • First full quarter with CedarPoint Investment Advisors • Total revenue increased 19% from the prior quarter • Year - over - year organic growth in assets under administration was $146 million, or 12%, excluding both the Sterling Trust and CedarPoint acquisitions Business Unit Review – Wealth Management Wealth Management Revenue 13 Assets Under Administration (in millions) (in millions)

Outlook • Higher state tax rate will increase effective tax rate by 30 bps • Business climate in Illinois remains favorable despite fiscal challenges at state and municipal levels • Continue to expect 8 - 12% loan growth for full year • Stronger fee income expected in second half of 2017 • Synergies from Centrue acquisition on track to positively impact 4Q17 earnings • Continued evaluation of additional attractive M&A opportunities 14

APPENDIX

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	For the Quarter Ended				
Adjusted Earnings Reconciliation					
Income before income taxes - GAAP	$ 4,916	$ 11,473	$ 19,910	$ 12,153	$ 10,472
Adjustments to other income:					
Gain on sales of investment securities, net	55	67	14,387	39	72
Reversal of contingent consideration accrual	-	-	-	-	350
Gain (loss) on sale of other assets	(91)	(58)	-	-	-
Total adjusted other income	(36)	9	14,387	39	422
Adjustments to other expense:					
Expenses associated with payoff of subordinated debt	-	-	-	-	511
Net expense from loss share termination agreement	-	-	351	-	-
Branch network optimization plan charges	-	-	2,099	-	-
Integration and acquisition expenses	7,450	1,251	1,200	352	406
Total adjusted other expense	7,450	1,251	3,650	352	917
Adjusted earnings pre tax	12,402	12,715	9,173	12,466	10,967
Adjusted earnings tax	3,473	3,306	2,871	4,189	3,861
Adjusted earnings - non-GAAP	$ 8,929	$ 9,409	$ 6,302	$ 8,277	$ 7,106
Adjusted diluted EPS	$ 0.51	$ 0.57	$ 0.39	$ 0.52	$ 0.52
Adjusted return on average assets	0.99 %	1.16 %	0.78 %	1.06 %	0.93 %
Adjusted return on average shareholders' equity	9.91 %	11.73 %	7.64 %	10.33 %	10.66 %
Adjusted return on average tangible common equity	12.39 %	14.16 %	9.16 %	12.35 %	13.27 %
Yield on Loans					
Reported yield on loans	4.71 %	4.91 %	4.65 %	4.83 %	5.24 %
Effect of accretion income on acquired loans	(0.17) %	(0.43) %	(0.33) %	(0.43) %	(0.88) %
Yield on loans excluding accretion income	4.54 %	4.48 %	4.32 %	4.40 %	4.36 %
Net Interest Margin					
Reported net interest margin	3.70 %	3.87 %	3.70 %	4.00 %	4.20 %
Effect of accretion income on acquired loans	(0.13) %	(0.35) %	(0.28) %	(0.34) %	(0.68) %
Net interest margin excluding accretion income	3.57 %	3.52 %	3.42 %	3.66 %	3.52 %

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MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 451,952	$ 334,333	$ 321,770	$ 321,749	$ 316,268
Adjustments:					
Preferred stock	(3,134)	-	-	-	-
Goodwill	(96,940)	(50,807)	(48,836)	(46,519)	(46,519)
Other intangibles	(18,459)	(8,633)	(7,187)	(5,391)	(5,905)
Tangible common equity	$ 333,419	$ 274,893	$ 265,747	$ 269,839	$ 263,844
Total Assets to Tangible Assets:					
Total assets—GAAP	4,491,642	3,373,577	3,233,723	3,247,727	3,021,784
Adjustments:					
Goodwill	(96,940)	(50,807)	(48,836)	(46,519)	(46,519)
Other intangibles	(18,459)	(8,633)	(7,187)	(5,391)	(5,905)
Tangible assets	$ 4,376,243	$ 3,314,137	$ 3,177,700	$ 3,195,817	$ 2,969,360
Common Shares Outstanding	19,087,409	15,780,651	15,483,499	15,404,423	15,402,946
Tangible Common Equity to Tangible Assets	7.62 %	8.29 %	8.36 %	8.44 %	8.89 %
Tangible Book Value Per Share	$ 17.47	$ 17.42	$ 17.16	$ 17.52	$ 17.13

Return on Average Tangible Common Equity (ROATCE)

	As of				
(in thousands)	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net Income	$ 3,539	$ 8,490	$ 11,583	$ 8,051	$ 6,789
Average total shareholders' equity—GAAP	$ 361,335	$ 325,442	$ 327,886	$ 318,860	$ 268,141
Adjustments:					
Goodwill	(61,424)	(48,836)	(46,594)	(46,519)	(46,519)
Other intangibles	(10,812)	(7,144)	(7,718)	(5,656)	(6,184)
Average tangible common equity	$ 289,099	$ 269,462	$ 273,574	$ 266,685	$ 215,438
ROATCE	4.91 %	12.78 %	16.84 %	12.01 %	12.67 %

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